UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Independence Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

96 Cummings Point Road

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 358-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Independence Holding Company (the “Company”) was held on June 9, 2011.  Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Proposal One – Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the next annual meeting of stockholders of the Company.  The voting results for each director nominee is set forth below.

Name	For	Withheld	Broker Non-Votes

Mr. Larry R. Graber	10,580,581	1,542,454	2,317,007

Mr. Allan C. Kirkman	11,908,964	214,071	2,317,007

Mr. David T. Kettig	10,490,163	1,632,872	2,317,007

Mr. Steven B. Lapin	10,580,581	1,542,454	2,317,007

Mr. John L. Lahey	12,030,582	92,453	2,317,007

Mr. James G. Tatum, C.F.A.	11,908,619	214,416	2,317,007

Mr. Roy T. K. Thung	10,489,898	1,633,137	2,317,007

Proposal Two – Ratification of Appointment of Independent Auditors

The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2011.  The voting results for the appointment of KPMG LLP is set forth below.

For	Against	Abstention	Broker Non-Votes

14,400,349	36,398	3,295	0

Proposal Three –Executive Officer Compensation

The stockholders of the Company ratified, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement.  The voting results are set forth below.

For	Against	Abstention	Broker Non-Votes

11,333,408	166,084	623,543	2,317,007

Proposal Four – Frequency of Advisory Vote on Executive Officer Compensation

The stockholders of the Company ratified, on a non-binding advisory basis, that the non-binding advisory vote regarding the compensation of the Company’s named executive officers be taken every three years.  The voting results are set forth below:

Every Three Years	Every Two Years	Every Year	Abstention	Broker Non-Votes

9,116,717	11,614	2,398,184	596,520	2,317,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: June 15, 2011	By:	/s/ Adam C. Vandervoort
Name: Adam C. Vandervoort
Title: Vice President, Secretary, General Counsel

4816-0583-9369, v.  2